UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) October 25, 2005

                             ALTEX INDUSTRIES, INC.
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             (Exact name of registrant as specified in its charter)

           Delaware                  1-09030               84-0989164
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 (State or other jurisdiction      (Commission           (IRS Employer
      of incorporation)            File Number)        Identification No.)

                 PO Box 1057, Breckenridge, Colorado 80424-1057
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               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (303) 265-9312


Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [_]  Written communications pursuant to Rule 425 under the Securities Act

     [_]  Soliciting material pursuant to Rule 14a12 under the Exchange Act

     [_] Pre-commencement communications pursuant to Rule 14d2(b) under the Exchange Act

     [_] Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On October 25, 2005, Altex Oil Corporation, a wholly-owned subsidiary of Registrant ("AOC"), delivered an Assignment, Bill of Sale, and Conveyance (the "Assignment") by which AOC conveyed to Powder River Coal Company its interests in (1) certain oil and gas leases together with all the property and rights appurtenant or incident thereto, (2) three associated producing oil and gas wells, together with all personal property, well equipment, fixtures, equipment inventory, materials, and improvements used solely and exclusively in connection with the wells or with the production, treatment, or sale of hydrocarbons and all other substances produced therefrom or attributable thereto, and (3) all associated options, farmout agreements, exploration agreements, operating agreements, permits and approvals, sales contracts and other agreements granting the right to earn or to acquire a right, interest, or privilege in the leases and wells or to manage, operate, produce and sell oil, gas and coalbed methane from the leases or the wells. The three wells, located in Campbell County, Wyoming, are the Thunder Creek Federal K-1, Thunder Creek Federal R-1, and Thunder Creek Federal R-2. AOC received gross proceeds of $222,000 when the Assignment was delivered to Powder River Coal Company.

     A copy of the Assignment is included under Item 9.01(c) as Exhibit 10.1 to this report and is included in this Item by reference.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits.

     Exhibit 10.1 Assignment, Bill of Sale, and Conveyance, delivered October 25, 2005.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: October 25, 2005                 By:  /s/ Steven H. Cardin
                                            ---------------------------------
                                             Chief Executive Officer and
                                             Principal Financial Officer

                                  EXHIBIT INDEX


    Exhibit No.    Description
    -----------    -----------

        10.1       Assignment, Bill of Sale, and Conveyance, delivered
                   October 25, 2005.